                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------
                                   FORM 8-K/A
                                 Amendment No.1
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) December 16, 1999
                                                --------------------------------

                             Multi-Color Corporation
--------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


           Ohio                       0-16148                31-1125853
--------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION        (COMMISSION            (IRS EMPLOYER
      OF INCORPORATION)              FILE NUMBER)         IDENTIFICATION NO.)



205 W. Fourth Street, Suite 1140, Cincinnati, Ohio                   45202
--------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)



Registrant's telephone number, including area code        513/381-1480
                                                  ------------------------------

No change.
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



This Amendment No.1 amends the current report on Form 8-K dated December 16, 1999 by adding Item 7, consisting of the financial statements of Buriot International, Inc. and pro forma financial information.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of business acquired:

The following historical audited financial statements are attached hereto:



Buriot International, Inc.                                                      Page
--------------------------                                                      -----
i.       Report of Clark, Shaefer, Hackett & Co.                                  4
ii.      Balance Sheets as of May 31, 1999 and 1998                               5
iii.     Statements of Operations and Accumulated
            Deficit for the Years ended May 31, 1999
            and 1998                                                              7
iv.      Statements of Cash Flows for the years
            ended May 31, 1999 and 1998                                           8
v.       Notes to Consolidated Financial Statements                               9
vi.      Condensed Balance Sheet as of November 30, 1999
           (unaudited)                                                           14
vii.     Condensed Statement of Operations for the six months
           ended November 30, 1999 (unaudited)                                   15

(b)      Pro Forma Consolidated (Unaudited) Financial Information

i.       Basis of Presentation                                                   16
ii.      Pro Forma Consolidated Statement of Operations Data
           for the year ended March 28, 1999                                     17
iii.     Pro Forma Consolidated Statement of Operations Data
           for the six months ended September 30, 1999                           18
iv.      Notes to Pro Forma Consolidated Statements of
           Operations Data                                                       19
v.       Pro Forma Consolidated Balance Sheet as of
           September 30, 1999                                                    20
vi.      Notes to Pro Forma Consolidated Balance Sheet                           21

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MULTI-COLOR CORPORATION

By:/s/ Francis D. Gerace
   ---------------------
Name: Francis D. Gerace
Title: President/CEO

Date: February 29, 2000

                         CLARK, SCHAEFER, HACKETT & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              BUSINESS CONSULTANTS

                          INDEPENDENT AUDITORS' REPORT


Stockholders
Buriot International, Inc.:


We have audited the accompanying balance sheets of Buriot International, Inc. as of May 31, 1999 and 1998 and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buriot International, Inc. as of May 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has incurred significant losses from operations and is in violation of certain debt covenants. As described in Note 13, on December 1, 1999 the Company temporarily ceased operations. On December 3, 1999 a Receiver was appointed to operate the Company, and on December 4, 1999 essentially all assets of the Company were sold. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
September 15, 1999
(except for Note 13, as to
which the date is December 4, 1999)

                           BURIOT INTERNATIONAL, INC.

                                 Balance Sheets

                             May 31, 1999 and 1998

                                     Assets
                                     ------

                                                                        1999               1998
                                                                        ----               ----
Current assets:
        Cash and cash equivalents                                  $     65,553      $          -
        Accounts receivable:
            Trade                                                       330,255           156,333
            Stockholders                                                      -            79,485
        Inventories                                                     177,775            88,048
        Prepaid expenses and deposits                                    16,101            78,284
                                                                     ----------         ---------
                                                                        589,684           402,150
                                                                     ----------         ---------

Property and equipment:
        Land                                                            247,674           247,674
        Buildings                                                     2,329,833         2,329,833
        Machinery and equipment                                       4,644,940         4,638,245
        Office furniture and equipment                                  145,403           145,403
                                                                     ----------         ---------
                                                                      7,367,850         7,361,155
        Less accumulated depreciation                                 1,087,913           497,144
                                                                     ----------         ---------

                                                                      6,279,937         6,864,011
                                                                     ----------         ---------
Other assets:
        Restricted cash                                               2,034,990                 -
        Organization costs, net of amortization
            of $26,096                                                        -           113,218
        Loan costs, net of amortization of $52,205
            and $25,753                                                  80,055           106,507
                                                                     ----------         ---------

                                                                      2,115,045           219,725
                                                                     ----------         ---------


                                                                   $  8,984,666      $  7,485,886
                                                                     ==========         =========



See accompanying notes to financial statements.

                           BURIOT INTERNATIONAL, INC.


                      Liabilities and Stockholders' Deficit
                      -------------------------------------

Current liabilities:
        Current portion of long-term debt                           $       6,600,000             $    7,000,000
        Notes payable - directors                                               3,000                      3,000
        Note payable - trade                                                  107,387                          -
        Accounts payable:
            Trade                                                             821,670                    242,327
            Related party                                                   3,481,776                      7,530
        Accrued expenses                                                      229,176                    350,397
                                                                       --------------               ------------

                                                                           11,243,009                  7,603,254
                                                                       --------------               ------------

Long-term liabilities:
        Convertible bonds                                                     950,000                    950,000
                                                                       --------------               ------------

Stockholders' deficit:
        Common stock; no par value; 15,000 shares
            authorized, 5,340 shares issued and outstanding                 1,335,000                  1,335,000
        Accumulated deficit                                                (4,543,343)                (2,402,368)
                                                                       --------------               ------------

                                                                           (3,208,343)                (1,067,368)
                                                                       --------------               ------------



                                                                    $       8,984,666             $    7,485,886
                                                                       ==============               ============

                           BURIOT INTERNATIONAL, INC.

                Statements of Operations and Accumulated Deficit

                       Years Ended May 31, 1999 and 1998

                                                                            1999                        1998
                                                                            ----                        ----

Sales                                                                $     1,957,610              $     359,608
Cost of sales                                                              2,428,072                    925,931
                                                                       -------------                -----------

                 Gross profit                                               (470,462)                  (566,323)

Selling, general and administrative expenses                               1,127,587                  1,099,883
                                                                       -------------                -----------

                 Loss from operations                                     (1,598,049)                (1,666,206)
                                                                       -------------                -----------

Other income (expense):
        Interest income                                                       26,166                     68,227
        Interest expense and bank fees                                      (455,874)                  (449,220)
                                                                       -------------                -----------
                                                                            (429,708)                  (380,993)
                                                                       -------------                -----------

                 Loss before provision for income tax
                         and cumulative effect of change
                         in accounting principle                          (2,027,757)                (2,047,199)

Provision for income tax                                                           -                          -
                                                                       -------------                -----------

                 Net loss before cumulative effect of
                         change in accounting principle                   (2,027,757)                (2,047,199)

Cumulative effect on prior years of change
        in accounting for start-up costs                                    (113,218)                         -
                                                                       -------------                -----------

                 Net loss                                                 (2,140,975)                (2,047,199)

Accumulated deficit - beginning of period                                 (2,402,368)                  (355,169)
                                                                       -------------                -----------

Accumulated deficit - end of period                                  $    (4,543,343)             $  (2,402,368)
                                                                       =============                ===========

See accompanying notes to financial statements.

                           BURIOT INTERNATIONAL, INC.
                            Statements of Cash Flows
                        Years Ended May 31, 1999 and 1998

                                                                                     1999                          1998
                                                                                     ----                          ----
Cash flows from operating activities:
        Net loss                                                                $ (2,140,975)                 $ (2,047,199)
        Adjustments to reconcile net loss to net
          cash used by operating activities:
            Depreciation                                                             590,769                       487,290
            Amortization                                                              26,452                        38,275
            Cumulative effect of change in accounting principle                      113,218                             -
            Effects of change in operating assets and liabilities:
                 Accounts receivable                                                 (94,437)                     (151,833)
                 Inventories                                                         (89,727)                      (44,413)
                 Prepaid expenses and deposits                                        62,183                       (78,284)
                 Accounts payable and accrued expenses                               602,307                       365,032
                                                                                 -----------                    ----------

                     Net cash used by operating activities                          (930,210)                   (1,431,132)
                                                                                 -----------                    ----------

Cash flows from investing activities:
        Capital expenditures                                                          (6,695)                            -
        Increase in restricted cash                                               (2,034,990)                            -
        Capitalized organization and loan costs                                           -                       (203,886)
                                                                                 -----------                    ----------

                     Net cash used by investing activities                        (2,041,685)                     (203,886)
                                                                                 -----------                    ----------

Cash flows from financing activities:
        Proceeds (repayments) - Industrial Development Bonds                        (400,000)                      445,184
        Proceeds from convertible bonds                                                    -                       310,458
        Proceeds from notes payable - directors                                            -                         3,000
        Repayments of notes payable - trade                                          (36,798)                            -
        Proceeds from accounts payable - related party                             3,474,246                             -
        Proceeds from issuance of common stock                                            -                        615,972
                                                                                 -----------                    ----------

                     Net cash provided by financing activities                     3,037,448                     1,374,614
                                                                                 -----------                    ----------

Net increase (decrease) in cash and cash equivalents                                  65,553                      (260,404)

Cash and cash equivalents - beginning of year                                             -                        260,404
                                                                                 -----------                    ----------

Cash and cash equivalents - end of year                                         $     65,553                  $         -
                                                                                 ===========                    ==========

Interest and bank fees paid                                                     $    504,923                  $    271,823
                                                                                 ===========                    ==========

Supplemental Schedule of Non Cash Investing and Financing Activities:
---------------------------------------------------------------------
In 1999, the Company converted $144,185 of accounts payable into notes payable - trade.

In 1998 the Company acquired property and equipment with a cost of $6,554,816 using proceeds from Industrial Development Revenue Bonds. The Company also issued common stock in exchange for $79,485 in accounts receivable.

See accompanying notes to financial statements.

                           BURIOT INTERNATIONAL, INC.

                          Notes to Financial Statements


1.   Summary of Significant Accounting Policies:
     -------------------------------------------

     The following accounting principles and practices of the Company are set forth to facilitate the understanding of data presented in the financial statements:

         Business activity
         -----------------

         The Company's principal business activity is the manufacture of injection in-mold labels for sale primarily to the consumer products industry throughout the United States.

         Organization
         ------------

         The Company was incorporated in the State of Ohio on November 20, 1996.

         Cash and cash equivalents
         -------------------------

         Cash equivalents consist of money market accounts and cash in daily investment accounts. For purposes of the balance sheet and the statement of cash flows, the Company considers all highly liquid interest-bearing investments with original maturities of three months or less to be cash equivalents.

         Restricted Cash
         ---------------

         Restricted cash consists of a short-term certificate of deposit held by KeyBank as collateral for repayment of Industrial Development Revenue Bonds.

         Inventories
         -----------

         Inventories are stated at the lower of cost, determined using the FIFO (first-in, first-out) method, or market and consist primarily of raw materials.

         Property and equipment
         ----------------------

         Property and equipment is recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets.

         Organization costs
         ------------------

         At May 31, 1998, legal and other fees incurred with respect to the Company's organization are recorded at cost and are being amortized using the straight-line method over five years.

         Loan costs
         ----------

         Bank and professional fees incurred with respect to the Company's Industrial Development Revenue Bonds issued by Clermont County, Ohio are recorded at cost and are being amortized using the straight-line method over five years.

         Estimates
         ---------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         Concentration of credit risk
         ----------------------------

         The Company sells products to customers and extends credit based on an evaluation of the customer's financial condition, without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure to credit losses and maintains allowance for anticipated losses. No allowance for doubtful accounts was considered necessary by management at May 31, 1999 or 1998.

         Two customers represent approximately 83% of accounts receivable - trade at May 31, 1999. The Company's top three customers represented approximately 60% of sales for the year ended May 1999.

         The Company at times maintains cash deposits, with financial institutions, which may be in excess of FDIC insurance limits.

         Change in accounting principle
         ------------------------------

         Pursuant to Statement of Position 98-5, Reporting on costs of Start-Up Activities, issued by the American Institute of Certified Public Accountants in 1998, the Company elected to write-off unamortized start-up and organization costs of $113,218 as of June 1, 1998. The adjustment was recorded as the cumulative effect of a change in accounting principle.

         Reclassifications
         -----------------

         Certain items in the 1998 financial statements have been reclassified to conform to the current year presentation.

2.   Notes Payable - Directors:
     --------------------------

     Notes payable - directors consists of an unsecured, non-interest bearing amount due to a member of the Company's Board of Directors. The obligation is due upon demand.

3.   Note Payable - Trade:
     ---------------------

     Note payable - trade consists of an unsecured short-term note payable to a trade vendor due in monthly installments of $10,232, including interest at 9.5% through maturity April 15, 2000.

4.   Convertible Bonds:
     ------------------

     Convertible bonds were issued to certain stockholders in exchange for amounts loaned to the Company. These bonds require annual, interest only, payments at 4% per annum, with annual principal repayments of 20% of the original note due to begin November 2001. The bonds may be converted into an equal amount of common stock at the rate of 20% per year at an option price of $250 per share. Scheduled principle repayments for the years ending May 31 are as follows: 2003 - $612,500, 2004 - $337,500.

5.   Long-Term Debt:
     ---------------

     Long-term debt consists of Multi-Mode Variable Rate Industrial Development Revenue Bonds, Series 1997, in the original aggregate amount of $7,000,000. Interest is payable quarterly and accrues at a variable rate based upon the weekly bond rate as determined by the Trustee, Banc One. At May 31, 1999 this rate was 3.50%. At May 31, 1999, $6,600,000 is still outstanding.

     The bonds are secured by an Irrevocable Letter of Credit issued by KeyBank N.A. for the principal amount of the bonds, plus an amount equal to 110 days' interest on the bonds at ten percent. This agreement expires June 22, 2000. Until November 1998, the bonds were also secured by a $2,300,000 Irrevocable Standby Letter of Credit issued by Credit Lyonnais in favor of KeyBank N.A. In November 1998, KeyBank N.A. presented this letter of credit, which was honored by Credit Lyonnais.

     Buriot, SA, a stockholder owned by the Company's majority stockholder, guaranteed the Credit Lyonnais letter of credit. After payment of the letter of credit, Buriot, SA advanced funds to cover the amount. Prior to the payment of the letter of credit, a commitment fee of .5% of the outstanding letter of credit was payable annually. Also, the Company was required to reimburse the guarantor 1% of the outstanding letter of credit paid by the guarantor on their behalf.

     The KeyBank letter of credit is secured by a UCC security interest in all assets of the Company and an open-end mortgage on real estate. At the option of the issuer, collateral may be released as the Company makes principal and interest payments. Effective on the annual anniversary of the agreement, the Bank may, at its discretion, extend the expiration of the letter of credit for an additional one-year period.

     An annual commitment fee of 1% of the outstanding letter of credit is payable in advance on June 1 of each year. The agreement contains certain restrictions on capital expenditures and additional indebtedness, and requires maintenance of minimum tangible net worth, debt service, and leverage ratios. At May 31, 1999, these covenants have not been met and waivers have not been granted. Accordingly, the bonds have been classified as current.

     In connection with the variable interest rate the Company entered into a swap agreement with KeyBank, fixing the interest rate at 4.64% for $1.75 million of bonds amortizing through March 1, 2003, and 4.72% for $1.75 million of bonds amortizing through March 1, 2008. This agreement was terminated in June 1999.

6.   Operating Lease Commitment:
     ---------------------------

     The Company leases certain manufacturing equipment under a noncancelable lease agreement that expires in May 2003.

     The Company also leases a slitter under terms of an agreement that expires in March 2004. The slitter has not been placed into service since the inception of the lease. A limited personal guarantee of the Company President secures this lease.

     Minimum annual rentals under current lease arrangements for the years ending May 31 are as follows:

                          2000                     $ 40,420
                          2001                       40,420
                          2002                       40,420
                          2003                       40,420
                          2004                       27,189
                                               ------------

                                                   $188,869
                                               ============

     Rental expense under terms of these lease arrangements charged to operations was approximately $20,000 in 1999 and approximately $25,000 in 1998.

7.   Income Taxes:
     -------------

     Deferred income taxes are comprised of the following at May 31:

                                                              1999                   1998
                                                        -----------------      ----------------

         Deferred tax assets:                              $ 1,807,000            $ 923,000
         Net operating loss carryforward                        22,000               22,000
                                                        -----------------      ----------------
         Reserves and accruals                               1,829,000              945,000
         Valuation allowance on deferred tax assets         (1,478,000)            (840,000)
                                                        -----------------      ----------------

                                                               351,000              105,000
                                                        -----------------      ----------------
     Deferred tax liabilities:
         Tax over book basis of depreciation                  (351,000)            (105,000)
                                                        -----------------      ----------------

     Net deferred tax asset (liability)                    $        -             $      -
                                                        =================      ================

     The Company has operating loss carryforwards of approximately $5.3 million that expire primarily in 2013 and 2014. The Company has been granted refundable tax credits from the State of Ohio based on certain job creation and retention criteria through 2003. The Company has been granted a 60% exemption from personal property taxes through 2007.

     A valuation allowance has been recorded to offset net deferred tax assets at May 31, 1999 and 1998. Realization of the asset is dependent on generating sufficient taxable income prior to the expiration dates of operating loss carryforwards. It is reasonably possible that the deferred tax asset will not be realized.

     The Company was assessed taxes, penalty and interest totaling approximately $13,000 by the State of Texas for underpayment of tax. The Company believes the assessment to be without merit and no provision for tax exposure has been made in the financial statements.

8.   Retirement Plan:
     ----------------

     The Company maintains a 401(k) profit sharing plan (the Plan) which covers substantially all employees 20 1/2 years of age or older with at least three months of service. The Plan provides for employee contributions through salary reduction elections and a discretionary Company contribution. There were no contributions by the Company in 1999 or 1998.

9.   Related Party Transactions:
     ---------------------------

     Accounts payable includes $3,481,776 due to the majority stockholder of the Company.

     The Company has an agreement to pay royalties of 5% of printing sales to a stockholder, in exchange for the use of proprietary technology and technical assistance. Approximately $85,000 and $7,500 was expensed under terms of this agreement in 1999 and 1998, respectively.

10.  Marketing Agreement:
     --------------------

     In September 1998 the Company entered into an agreement with Multi-Color Corporation (MCC) to jointly sell and market IML labels and other products. The term of the agreement is for a period of three years until September 30, 2001. The agreement may terminate at any time with a three-month notice and a six-month phase out period. In return for production capabilities provided by the Company, MCC agrees to provide an annual level of $3,000,000 in blow mold IML sales. This level is to be achieved by 2000. The Company agrees to purchase key ingredients from MCC. In consideration, MCC has the first right to purchase the Company in the event of a sale of the business.

11.  Consulting Agreement:
     ---------------------

     In February 1999, the Company entered into an agreement for consulting services to be provided by an entity controlled by its former technical director. Terms of the agreement, which expires in February 2000, provide for consulting services to be rendered to the Company in exchange for an amount not less than $4,200 per month. Other discretionary bonuses and incentives may be paid. In addition, for the term of the agreement, the consultant expressly agrees not to compete. The Company may terminate the agreement, without cause, subject to a declining penalty clause based upon the remaining months of the agreement. At May 31, 1999, this penalty payment would have been approximately $28,000.

12.  Going Concern Evaluation:
     -------------------------

     As shown in the accompanying financial statements, the Company incurred a net loss of $2,140,975 during the year ended May 31, 1999, and as of that date has stockholders' deficit of $3,208,343. These factors, as well as the absence of waivers for letter of credit covenant violations (Note 5), and events described in Note 13, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

13.  Subsequent Event:
     -----------------

     On December 1, 1999, the Company temporarily ceased operations. On December 3, 1999, KeyBank, N.A. commenced a foreclosure action that led to the appointment of a Receiver for the Company. Effective December 4, 1999, MCC-Batavia, LLC (MCC) entered into an asset purchase agreement with the Receiver. Under the terms of this agreement, MCC acquired substantially all of the Company's assets in exchange for the assumption of all the liabilities associated with the Industrial Development Revenue Bonds, including the KeyBank letter of credit obligation, and accrued payroll and related employee costs as of December 3, 1999.

                           BURIOT INTERNATIONAL, INC.
           Condensed Balance Sheet as of November 30, 1999 (Unaudited)


ASSETS
CURRENT ASSETS:
              Cash and cash equivalents                               $                    -
              Restricted Cash                                                          2,330,333
              Accounts receivable, net:
                          Trade                                                           23,635
                          Related                                                         86,748
              Note receivable                                                              -
              Inventories                                                                 75,960
                                                                         ------------------------
                          Total current assets                                         2,516,343


PROPERTY, PLANT AND EQUIPMENT                                                          7,464,655
ACCUMULATED DEPRECIATION                                                              (1,377,037)
                                                                         ------------------------
              NET PROPERTY, PLANT AND EQUIPMENT                                        6,087,618
                                                                         ------------------------
                          TOTAL ASSETS                                $                8,603,961
                                                                         ========================


LIABILITIES AND SHAREHOLDERS' INVESTMENT
CURRENT LIABILITIES:
              Current portion of long-term debt                       $                  107,387
              Accounts payable                                                           898,102
              Accounts payable related                                                 3,538,806
              Accounts payable other                                                     632,458
              Accrued liabilities:
                          Payroll benefits and related taxes                              32,439
                          Real Estate and personal property taxes                         15,000
                                                                         ------------------------
                          Total current liabilities                                    5,224,192


LONG-TERM DEBT                                                                         6,949,081
                                                                         ------------------------

                          Total liabilities                                           12,173,273


COMMITMENTS AND CONTINGENCIES
Stockholders' deficit
              Common stock; no par value; 15,000 shares authorized,
                          5,340 shares issued and outstanding                          1,335,000
              Paid-in capital                                                            389,107
              Accumulated deficit                                                     (5,293,419)
                                                                         ------------------------
                          Total stockholders' deficit                                 (3,569,312)
                                                                         ------------------------
                          TOTAL LIABILITIES
                            AND STOCKHOLDERS' DEFICIT                  $                8,603,961
                                                                         ========================

                           BURIOT INTERNATIONAL, INC.
                        Condensed Statement of Operations
             For the six months ended November 30, 1999 (Unaudited)


Net sales                                          $                1,140,132
Cost of goods sold                                                  1,173,993
                                                     -------------------------
              GROSS PROFIT (LOSS)                                     (33,861)

Selling, general and administrative                                   503,897
                                                     -------------------------
              OPERATING LOSS                                         (537,758)

Interest Expense                                                      212,268
                                                     -------------------------

              LOSS BEFORE INCOME TAXES                               (750,026)

              Income Taxes                                                (50)
                                                     -------------------------

              NET LOSS                             $                 (750,076)
                                                     =========================

                              BASIS OF PRESENTATION

            PRO FORMA CONSOLIDATED (UNAUDITED) FINANCIAL INFORMATION

         Pro forma consolidated statement of operations data and other data for the year ended March 28, 1999 and for the six months ended September 30, 1999 include the completed acquisition of Buriot International, Inc. by Multi-Color Corporation as if this event had occurred at the beginning of the respective periods.

         The pro forma consolidated balance sheet as of September 30, 1999 gives effect to the acquisition of Buriot International, Inc. as if this event had occurred on September 30, 1999.

         The acquisition is accounted for using the purchase method of accounting. The total costs of such acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The allocation of the purchase price included in the pro forma financial statements is preliminary. We do not expect that the final allocation of the purchase price will significantly differ from the preliminary allocation.

         The pro forma adjustments are based upon available information and upon certain assumptions that we believe are reasonable. The pro forma consolidated financial information should be read in conjunction with Buriot International's financial statements and notes thereto and Multi-Color Corporation's financial statements and notes thereto included in the reports on Form 10-Q and 10-K. The pro forma consolidated financial information is not necessarily indicative of what our results of operations would have been had the acquisition been completed as of the beginning of the periods presented or of our future results of operations.

The periods presented conform to the fiscal year of Multi-Color Corporation.

                             MULTI-COLOR CORPORATION
        Pro Forma Consolidated Statements of Operations Data (Unaudited)
                               For the year ended:



                                                                     Multi-Color       Buriot
                                                                     Corporation    International
                                                                    March 28, 1999   May 31,1999     Adjustments            Total
                                                                    --------------  ------------   --------------      -------------

Net sales                                                           $  49,785,886   $  1,957,610         (655,367) (a) $ 51,088,129
Cost of goods sold                                                     42,856,800      2,428,072         (655,367) (a)   44,314,631
                                                                                                         (314,874) (b)
                                                                    -------------   ------------    -------------     -------------
              GROSS PROFIT (LOSS)                                       6,929,086       (470,462)        (314,874)        6,773,498

Selling, general and administrative                                     4,764,312      1,127,587          (47,051) (b)    5,844,848
                                                                    -------------   ------------    -------------     -------------
              OPERATING INCOME (LOSS)                                   2,164,774     (1,598,049)         361,925           928,650

Interest Expense                                                        1,121,565        455,874          (38,000) (c)    1,539,439
Minority interest in losses of subsidiary                                 (33,385)             -                -           (33,385)
Other (Income)                                                           (182,866)       (26,166)               -          (209,032)
                                                                    -------------   ------------    -------------     -------------

              INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE
                   EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE           1,259,460     (2,027,757)         399,925          (368,372)
              Income Taxes                                                      -              -                -                 -
                                                                    -------------   ------------    -------------     -------------

              INCOME (LOSS) BEFORE CUMULATIVE EFFECT                    1,259,460     (2,027,757)         399,925          (368,372)
                       OF A CHANGE IN ACCOUNTING PRINCIPLE

              CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE        (224,392)       113,218                -          (111,174)
                                                                    -------------   ------------    -------------     -------------

              NET INCOME (LOSS)                                     $   1,483,852   $ (2,140,975)   $     399,925     $    (257,198)
                                                                    =============   ============    =============     =============


              Preferred stock dividends                                   275,183              -                -           275,183
                                                                    -------------   ------------    -------------     -------------
              Net income (loss) applicable to common shares         $   1,208,669   $ (2,140,975)   $     399,925     $    (532,381)
                                                                    =============   ============    =============     =============

                             MULTI-COLOR CORPORATON
        Pro Forma Consolidated Statements of Operations Data (Unaudited)
                            For the six months ended:



                                                               Multi-Color           Buriot
                                                               Corporation        International
                                                            September 30, 1999  November 30, 1999   Adjustments         Total
                                                            ------------------  ----------------- -------------     --------------

Net sales                                                     $  26,576,000     $   1,140,132    $  (443,746) (a)   $   27,272,386
Cost of goods sold                                               22,486,000         1,173,993       (443,746) (a)       23,063,763
                                                                                                    (152,484) (b)
                                                              -------------     -------------    -----------        --------------
              GROSS PROFIT (LOSS)                                 4,090,000           (33,861)       152,484             4,208,623

Selling, general and administrative                               1,857,000           503,897        (22,785) (b)        2,338,112
                                                              -------------     -------------    -----------        --------------
              OPERATING INCOME (LOSS)                             2,233,000          (537,758)       175,269             1,870,511

Interest Expense                                                    527,000           212,268        (19,000) (c)          720,268
Other (Income)                                                      (33,000)              -              -                 (33,000)
                                                              -------------     -------------    -----------        --------------

              INCOME (LOSS) BEFORE INCOME TAXES                   1,739,000          (750,026)       194,269             1,183,243
              Income Taxes                                           42,000               (50)           -                  42,050
                                                              -------------     -------------    -----------        --------------

              NET INCOME (LOSS)                               $   1,697,000     $    (750,076)   $   194,269        $    1,141,193
                                                              =============     =============    ===========        ==============


              Preferred stock dividends                             136,000               -              -                 136,000
                                                              -------------     -------------    -----------        --------------
              Net income (loss) applicable to common shares   $   1,561,000     $    (750,076)   $   194,269        $    1,005,193
                                                              =============     =============    ===========        ==============

          Notes to Pro Forma Consolidated Statements of Operations Data



(a)      To eliminate sales from Buriot International, Inc. to Multi-Color
         Corporation.

(b) To reduce depreciation expense resulting from the purchase accounting treatment of the acquisition of the assets of Buriot International, Inc. by Multi-Color Corporation.

(c) To reduce interest expense as a result of debt obligations that were not assumed by Multi-Color Corporation in the acquisition.

                             MULTI-COLOR CORPORATION
                Pro Forma Consolidated Balance Sheet (Unaudited)



                                                               Multi-Color           Buriot
                                                               Corporation        International
                                                           September 30, 1999   November 30, 1999    Adjustments       Pro Forma
                                                           ------------------   -----------------  --------------    -----------
ASSETS
CURRENT ASSETS:
              Cash and cash equivalents                        $     4,000        $          -     $            -      $     4,000
              Restricted Cash                                            -           2,330,000           (174,849) (a)   2,155,151
              Accounts receivable, net:                                                                                        -
                          Trade                                  4,588,000              23,635             26,153  (a)   4,637,788
                          Related                                        -              86,748            (86,748) (c)         -
              Note receivable                                            -                   -                  -              -
              Inventories                                        3,518,000              75,960              6,800  (a)   3,600,760
              Deferred tax benefit                                 408,000                   -                  -          408,000
              Prepaid expenses, supplies, pension and other        203,000                   -                  -          203,000
                                                               -----------        ------------      -------------      -----------
                          Total current assets                   8,721,000           2,516,343           (228,644)      11,008,699


PROPERTY, PLANT AND EQUIPMENT                                   32,539,000           7,464,655         (3,354,102) (a)  36,649,553
ACCUMULATED DEPRECIATION                                       (12,306,000)         (1,377,037)         1,377,037  (a) (12,306,000)
                                                               -----------        ------------      -------------      -----------
NET PROPERTY, PLANT AND EQUIPMENT                               20,233,000           6,087,618         (1,977,065)      24,343,553
SINKING FUND DEPOSITS                                            2,382,000                   -                  -        2,382,000
DEFERRED CHARGES, NET                                               73,000                   -                  -           73,000
GOODWILL                                                            75,000                   -                  -           75,000
                                                               -----------        ------------      -------------      -----------
TOTAL ASSETS                                                   $31,484,000        $  8,603,961        $(2,205,709)     $37,882,252
                                                               ===========        ============      =============      ===========



LIABILITIES AND SHAREHOLDERS' INVESTMENT
CURRENT LIABILITIES:
              Revolving Bank Loan                              $ 2,685,000   $              -      $            -      $ 2,685,000
              Current portion of long-term debt                    800,000            107,387             467,613  (a)   1,375,000
              Current portion of capital lease obligations         345,000                  -                   -          345,000
              Accounts payable                                   3,248,000            898,102            (898,102) (b)   3,161,252
                                                                                                          (86,748) (c)
              Accounts payable related                                   -          3,538,806          (3,538,806) (b)         -
              Accounts payable other                                     -            632,458            (427,458) (b)     205,000
              Accrued liabilities:
                          Payroll benefits and related taxes             -             32,439              (2,439) (b)      30,000
                          Deferred compensation                          -                  -                   -              -
                          Real Estate and personal property
                            taxes                                        -             15,000             (15,000) (b)         -
                          Interest and other                     1,510,000                  -                   -        1,510,000
                                                               -----------        ------------      -------------      -----------
                          Total current liabilities              8,588,000          5,224,192          (4,500,940)       9,311,252


LONG-TERM DEBT                                                   9,700,000          6,949,081          (1,274,081) (a)  15,375,000
CAPITAL LEASE OBLIGATIONS                                        4,594,000                  -                   -        4,594,000
DEFERRED INCOME TAXES                                              408,000                  -                   -          408,000
DEFERRED COMPENSATION                                              381,000                  -                   -          381,000
                                                               -----------        ------------      -------------      -----------
                          Total liabilities                     23,671,000         12,173,273          (5,775,021)      30,069,252
                                                               -----------        ------------      -------------      -----------


COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' INVESTMENT
              Preferred stock Series B, no par value               477,000                 -                    -          477,000
              Preferred stock Series A, no par value             2,418,000                 -                    -        2,418,000
              Common stock, no par value                           226,000         1,335,000           (1,335,000)(a,b)    226,000
              Paid -in capital                                   9,617,000           389,107             (389,107)(a,b)  9,617,000
              Accumulated deficit                               (4,925,000)       (5,293,419)           5,293,419 (a,b) (4,925,000)
                                                               -----------        ------------      -------------      -----------
                          Total shareholders' investment         7,813,000        (3,569,312)           3,569,312        7,813,000
                                                               -----------        ------------      -------------      -----------
TOTAL LIABILITIES AND SHAREHOLDERS' INVESTMENT                 $31,484,000        $8,603,961          $(2,205,709)     $37,882,252
                                                               ===========        ============      =============      ===========

                  Notes to Pro Forma Consolidated Balance Sheet


     (a) To record the allocation of the purchase price related to the acquisition of Buriot International, Inc. This acquisition is being accounted for using the purchase method of accounting. The net purchase price of $4,095,000 was determined based on the assumption of $6,250,000 of industrial revenue bond debt and the receipt of cash of $2,155,000.

     (b) To remove the assets of Buriot International, Inc. not acquired and liabilities not assumed.

     (c) To eliminate accounts receivable from Multi-Color Corporation on the books of Buriot International, Inc.